------------------------------------------------------------------------------------------------------------------------------
                                    Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                Statement of Certificateholders

                                                        March 15, 2002
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------
               ORIGINAL           PRIOR                                                                            CURRENT
                 FACE           PRINCIPAL                                                  REALIZED   DEFERRED    PRINCIPAL
CLASS           VALUE            BALANCE        PRINCIPAL      INTEREST        TOTAL         LOSES    INTEREST     BALANCE
------------------------------------------------------------------------------------------------------------------------------
A1          357,735,172.00    21,589,037.45   3,445,684.46      35,052.20   3,480,736.66      0.00      0.00    18,143,352.99
A2           40,000,000.00     2,413,968.67     385,277.68       3,811.39     389,089.07      0.00      0.00     2,028,690.99
R                     0.00             0.00           0.00      70,981.97      70,981.97      0.00      0.00             0.00
------------------------------------------------------------------------------------------------------------------------------
TOTALS      397,735,172.00    24,003,006.12   3,830,962.14     109,845.56   3,940,807.70      0.00      0.00    20,172,043.98
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
SI            8,117,044.50    76,806,614.25           0.00     326,982.74     326,982.74      0.00      0.00    78,241,233.35
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
   FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                  PASS-THROUGH RATES
--------------------------------------------------------------------------------------------------------------------
                                                                                                             CURRENT
           BEGINNING                                                        ENDING                         PASS-THRU
CLASS      PRINCIPAL      PRINCIPAL          INTEREST        TOTAL          PRINCIPAL     CLASS                 RATE
--------------------------------------------------------------------------------------------------------------------
A1         60.34921679      9.63194209      0.09798366    9.72992575      50.71727471     A1              2.087500 %
A2         60.34921675      9.63194200      0.09528475    9.72722675      50.71727475     A2              2.030000 %
--------------------------------------------------------------------------------------------------------------------
TOTALS     60.34921679      9.63194208      0.27617764    9.90811972      50.71727471
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
SI      9,462.38674064      0.00000000     40.28347264   40.28347264   9,639.12829972     SI              0.000000 %
--------------------------------------------------------------------------------------------------------------------

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
                JPMorgan Chase Bank - Structure Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                         Email: mark.volosov@chase.com


[JPMorgan Logo]                        Copyright (C) 2001 J.P.Morgan Chase & Co.
                                       All rights reserved.

------------------------------------------------------------------------------------------------------------------------------------
                                       Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                           March 15, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sec. 4.01(i)        Principal Collections received during the Collection Period                                         3,908,931.06
                    Interest Collections received during the Collection Period                                            480,887.24
                    Additional Draw Amount                                                                                 78,178.62

Sec. 4.01(iii)      Floating Allocation Percentage                                                                        25.368672%
                    Fixed Allocation Percentage                                                                           98.000000%

Sec. 4.01(iv)       Investor Certificate Interest Collections                                                             111,147.93
Sec. 4.01(v)        Investor Certificate Principal Collections                                                          3,830,752.44

Sec. 4.01(vi)       Seller Interest Collections                                                                           326,982.74
                    Seller Principal Collections                                                                           78,178.62

Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                                                  10.57
                    Accelerated Principal Distribution Amount Actual Distributed                                               10.57

Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                                        0.00
                    Amount Required to be Paid by Servicer                                                                      0.00

Sec. 4.01(xiv)      Servicing Fee                                                                                          42,756.57
                    Accrued and Unpaid Servicing Fees                                                                           0.00

Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                                      784.95
                    Charge Off Amounts                                                                                          0.00
                    Charge Off Amounts allocable to Investor Certificateholders                                                 0.00
                    Cumulative Loss Amounts                                                                             1,096,627.87

Sec. 4.01(xiv)      Pool Balance as of end of preceding Collection Period                                             102,615,764.95
                    Pool Balance as of end of second preceding Collection Period                                      104,364,440.19

Sec. 4.01(xvii)     Invested Amount                                                                                    22,201,294.40

Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                                                      YES

Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                                              NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                    1,092.66
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                        0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                                                 0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                                                    0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                                              0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                                           70,981.97

Sec. 4.01(xxvii)    Maximum Rate                                                                                             5,1939%
                    Weighted Average Net Loan Rate                                                                           5,1939%


[JPMorgan Logo]                        Copyright (C) 2001 J.P.Morgan Chase & Co.
                                       All rights reserved.

------------------------------------------------------------------------------------------------------------------------------------
                                       Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                           March 15, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sec. 4.01(xxviii)   Minimum Seller Interest                                                                             2,004,388.65

Sec. 4.01(xxix)     Required Servicer Advance                                                                                   0.00
                    Unreimbursed Required Servicer Advance                                                                      0.00
                    Required Servicer Advance Reimbursement                                                                     0.00

Sec. 4.01(xxx)      Spread Account Requirement                                                                                  0.00
                    Amount on deposit in the Spread Account (after the Spread Withdrawal)                                       0.00
                    Spread Account Deposit                                                                                      0.00
                    Spread Account Withdrawal (including Spread Account Deposits)                                               0.00

                                        Delinquencies
                    ------------------------------------------------------------
                                              Group 1
                    ------------------------------------------------------------
                    Period         Number         Principal Balance   Percentage
                    ------------------------------------------------------------
                    0-30 days           0                      0.00        0.00%
                    ------------------------------------------------------------
                    31-60 days         30              1,014,685.68        1.01%
                    ------------------------------------------------------------
                    61-90 days          3                514,285.69        0.15%
                    ------------------------------------------------------------
                    91-120 days         1                 13,787.50        0.01%
                    ------------------------------------------------------------
                    121+ days           7                145,279.56        0.14%
                    ------------------------------------------------------------
                      Total            41              1,328,038.43        1.31%
                    ------------------------------------------------------------

                                        Loans in Foreclosure
                    ------------------------------------------------------------
                    Number              Principal Balance             Percentage
                    ------------------------------------------------------------
                         0                           0.00                  0.00%
                    ------------------------------------------------------------

                                        Loans in REO
                    ------------------------------------------------------------
                    Number              Principal Balance             Percentage
                    ------------------------------------------------------------
                         0                           0.00                  0.00%
                    ------------------------------------------------------------


[JPMorgan Logo]                        Copyright (C) 2001 J.P.Morgan Chase & Co.
                                       All rights reserved.